UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commence\ment communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2022, STORE Capital Corporation, a Maryland corporation (the “Company”), Ivory Parent, LLC, a Delaware limited liability company (“Parent”), Ivory REIT, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub (the “Merger”). Upon completion of the Merger, Merger Sub will survive and the separate existence of the Company will cease. The Merger and the other transactions contemplated by the Merger Agreement were unanimously approved and declared advisable by the board of directors of the Company (the “Company Board”). The Parent Parties are affiliates of GIC, a global institutional investor, and Oak Street Real Estate Capital, a division of Blue Owl Capital, Inc. (collectively, the “Sponsors”).

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), each share of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $32.25 (the “Merger Consideration”), without interest.

Notwithstanding the foregoing, each share of Company Common Stock then held by the Company, the Parent Parties or any of their respective wholly-owned subsidiaries, if any, will be canceled and retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such shares of Company Common Stock in connection with or as a consequence of the Merger.

Company Compensatory Awards

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, immediately prior to the Merger Effective Time, each outstanding award of restricted shares of Company Common Stock will automatically become fully vested and all restrictions and repurchase rights thereon will lapse, and thereafter all shares of Company Common Stock represented thereby will be considered outstanding for all purposes of the Merger Agreement and subject to the right to receive an amount in cash equal to the Merger Consideration, less any applicable withholding taxes.

In addition, pursuant to the terms and conditions in the Merger Agreement, immediately prior to the Merger Effective Time, outstanding awards of restricted share units with respect to shares of Company Common Stock (“Company Performance Units”) will automatically become earned and vested in accordance with the actual level of performance of the Company as of the date of execution of the Merger Agreement and thereafter will be cancelled in exchange for the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the number of so-determined earned shares subject to such vested Company Performance Units, without interest and less any applicable withholding taxes. Upon the consummation of the Merger, the Company will also pay holders of Company Performance Units an amount equal to all accrued and unpaid cash dividends that would have been paid on the number of so-determined earned shares subject to such vested Company Performance Units as if they had been issued and outstanding from the date of grant up to, and including, the Merger Effective Time, less any applicable withholding taxes.

Closing Conditions

The consummation of the Merger is subject to certain closing conditions, including, among others, the approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Stockholder Approval”), and the clearance by the Committee on Foreign Investment in the United States. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by the Parent Parties. The Merger Agreement provides that, unless Parent otherwise agrees in writing, the consummation of the Merger will not occur prior to February 1, 2023.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course consistent with past practice in all material respects, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Merger. The Merger Agreement also requires the Company to convene and hold a stockholders’ meeting for the purpose of obtaining the Stockholder Approval.

“Go-Shop” Period and Subsequent Prohibition on Solicitations of Transactions

Until 11:59 p.m. (Eastern time) on October 15, 2022 (the “No-Shop Period Start Date”), the Company will have the right to solicit, initiate, encourage or facilitate any inquiry, indication of interest, request for information or discussion that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, including by providing non-public information and data regarding the Company to any person pursuant to an acceptable confidentiality agreement, and engage in any discussions or negotiations with any persons with respect to an alternative acquisition proposal or potential alternative acquisition proposal. Within one business day after the No-Shop Period Start Date, the Company will notify Parent in writing of the identity of each person, if any, from whom the Company received an alternative acquisition proposal after the date of execution of the Merger Agreement and prior to the No-Shop Period Start Date, including any “Excluded Party” (as defined in the Merger Agreement), and provide (i) an unredacted copy of any such alternative acquisition proposal made in writing and any other written terms or proposals and (ii) a written summary of the material terms and conditions of any alternative acquisition proposal not made in writing. The Company may continue to engage in the activities described above with respect to an Excluded Party until the Cut-Off Time (as defined below).

From and after the No-Shop Period Start Date, other than as permitted with respect to an Excluded Party as described above, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal and not to solicit, initiate, knowingly encourage or knowingly facilitate the submission or announcement of any alternative acquisition proposal or any inquiry, indication of interest, request for information or discussion that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to, among other things, engage in or otherwise participate in any discussions or negotiations concerning, or provide any non-public information to any third party in connection with, any alternative acquisition proposal. However, the Company may, prior to obtaining the Stockholder Approval, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited bona fide written acquisition proposal if the Company Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such proposal constitutes, or could reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement).

Prior to obtaining the Stockholder Approval, the Company Board may, in certain circumstances, effect a Change in Recommendation, subject to complying with specified notice and other conditions set forth in the Merger Agreement.

Termination of the Merger Agreement; Two-Tier Termination Fee

The Merger Agreement contains customary termination rights, including the right of either party to terminate the Merger Agreement if the Merger has not been completed by 11:59 p.m. (Eastern time) on March 31, 2023 or the Stockholder Approval has not been obtained upon a vote taken at the stockholders’ meeting or any adjournment or postponement thereof. The Merger Agreement also may be terminated by the Company under certain circumstances, including if, prior to obtaining the Stockholder Approval and after following certain procedures and adhering to certain restrictions, the Company Board effects a Change in Recommendation in connection with a Superior Proposal and the Company enters into a definitive agreement providing for the implementation of such Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if, prior to obtaining the Stockholder Approval, the Company Board effects a Change in Recommendation.

The Company will be required to pay a termination fee to Parent equal to $137.0 million if the Merger Agreement is terminated by the Company prior to 11:59 p.m. (Eastern time) on October 20, 2022 (subject to extension in certain circumstances) (the “Cut-Off Time”) to enter into a definitive agreement with an Excluded Party providing for the implementation of a Superior Proposal. The Company will be required to pay a termination fee to Parent equal to $274.0 million if the Merger Agreement is terminated in certain other specified circumstances, including if Parent terminates the Merger Agreement after the Company Board makes a Change in Recommendation prior to receipt of the Stockholder Approval or if the Company terminates the Merger Agreement after the No-Shop Period Start Date to enter into a Superior Proposal with a person who is not an Excluded Party. In addition, in certain other circumstances, Parent will be required to pay the Company a reverse termination fee of $503.0 million upon termination of the Merger Agreement (the “Reverse Termination Fee”).

Dividends

Pursuant to the terms of the Merger Agreement, the Company may declare and pay the regular quarterly dividend per share of Company Common Stock for the fiscal quarter ending September 30, 2022 in an amount not to exceed $0.41 per share. Thereafter, the Company may not pay dividends, except as necessary to preserve its tax status as a real estate investment trust; provided that any such dividends would result in an offsetting decrease to the Merger Consideration.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Parent Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Parent Parties and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the Securities and Exchange Commission (“SEC”).

Financing Commitments

The Parent Parties have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent and/or Merger Sub to pay the aggregate Merger Consideration, repay or refinance certain indebtedness of the Company and pay all related fees and expenses.

Certain entities affiliated with the Sponsors have committed to capitalize Parent and/or Merger Sub, prior to or substantially concurrently with the Closing, with aggregate equity contributions in an amount equal to $8.2 billion, subject to the terms and conditions set forth in the equity commitment letters, each dated as of September 15, 2022, (together, the “Equity Commitment Letters”). In addition, subject to the terms and conditions set forth in the Equity Commitment Letters, such affiliates of the Sponsors have guaranteed certain other payment obligations of the Parent Parties under the Merger Agreement in favor of the Company, up to an aggregate amount equal to the Reverse Termination Fee, plus certain other payment amounts.

Column Financial, Inc. (the “Lender”) has committed to provide debt financing for the transaction in an aggregate principal amount equal to $2.6 billion, on the terms and subject to the conditions set forth in a commitment letter, dated as of September 15, 2022 (the “Debt Commitment Letter”). The obligations of the

Lender to provide debt financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Company has agreed to cooperate with and provide customary assistance to the Parent Parties in connection with the debt financing.

Item 7.01	Regulation FD Disclosure.

On September 15, 2022, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 15, 2022, after the announcement of the Merger, the Company provided supplemental information regarding the proposed Merger in communications circulated to its employees and customers. Copies of the employee and customer communications are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibits 99.1, 99.2 and 99.3 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibits 99.1, 99.2 and 99.3 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed merger involving the Company. In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.storecapital.com or by contacting the Company’s Investor Relations by email at info@storecapital.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 14, 2022, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, as updated by the Company’s subsequent periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2022, by and among Ivory Parent, LLC, Ivory REIT, LLC and STORE Capital Corporation.

99.1	Press Release, issued September 15, 2022.

99.2	Communication to Employees.

99.3	Communication to Customers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: September 15, 2022

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel